Exhibit 99.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”), is dated as of March 11, 2021 and is entered into by and among Mr. Zhili Wang, TAISHANBPO1 Holdings Limited, a British Virgin Islands business company wholly-owned by Mr. Zhili Wang, Mr. Debao Wang, TAISHANBPO2 Holdings Limited, a British Virgin Islands business company wholly-owned by Mr. Debao Wang, Mr. Guoan Xu, TAISHANBPO3 Holdings Limited, a British Virgin Islands business company wholly-owned by Mr. Guoan Xu, Mr. Qingmao Zhang, TAISHANBPO4 Holdings Limited, a British Virgin Islands business company wholly-owned by Mr. Qingmao Zhang, Mr. Long Lin, TAISHANBPO5 Holdings Limited, a British Virgin Islands business company wholly-owned by Mr. Long Lin, and Mr. Jishan Sun, TAISHANBPO6 Holdings Limited, a British Virgin Islands business company wholly-owned by Mr. Jishan Sun (each of them is referred to herein as a “Party” and collectively, as the “Parties”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Consortium Agreement (as defined below).

RECITALS

WHEREAS, the Parties are parties to that certain Consortium Agreement, dated as of November 27, 2020 (the “Consortium Agreement”) pursuant to which the Parties agreed to form a consortium to undertake an acquisition transaction with respect to China Customer Relations Centers, Inc., a business company incorporated under the laws of the British Virgin Islands listed on the NASDAQ Capital Market (the “Target”), and upon completion of the transaction, the Target would be delisted from the NASDAQ Capital Market and deregistered under the United States Securities Exchange Act of 1934, as amended;

WHEREAS, pursuant to Section 5.2 of the Consortium Agreement, the Parties may terminate the Consortium Agreement upon the written agreement of the Parties; and

WHEREAS, the Parties desire to terminate the Consortium Agreement in its entirety.

NOW, THEREFORE, the Parties agree as follows:

1. Termination of the Original Consortium Agreement.  The Consortium Agreement is hereby unconditionally and irrevocably terminated in its entirety (and notwithstanding Section 5.3(b) of the Original Consortium Agreement, including Section 4 (Exclusivity) thereof) pursuant to Section 5.2 of the Original Consortium Agreement and is of no further force or effect, effective as of the date of this Termination Agreement.  The Parties hereby agree and acknowledge that no breach of the Consortium Agreement by any Party occurred prior to the date of this Termination Agreement.

2. Governing Law.  This Termination Agreement and all matters arising out of or relating to this Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

3. Dispute Resolution. Any disputes, actions and proceedings against any Party or arising out of or in any way relating to this Termination Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 3. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English, and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Arbitration Rules of HKIAC, such Arbitrator shall be appointed promptly by the HKIAC. The tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

4. No Modification.  No provision in this Termination Agreement can be waived, modified or amended except by written consent of the Parties.

5. Counterparts; Entire Agreement.  This Termination Agreement may be signed and delivered by facsimile or portable document format via electronic mail and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument.  This Termination Agreement sets forth the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements, discussions or documents relating thereto.

6. Successors.  This Termination Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns.

[Signatures to Follow on the Next Page]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed and delivered as of the date first written above.

Mr. Zhili Wang

/s/ Zhili Wang

TAISHANBPO1 Holdings Limited

By:	/s/ Zhili Wang
Name:	Zhili Wang
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Zhili Wang
Address:	1366 Zhongtianmen Dajie,
Xinghuo Science and Technology Park, High-tech Zone, Taian City,
Shandong Province, 27100
People’s Republic of China

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed and delivered as of the date first written above.

Mr. Debao Wang

/s/ Debao Wang

TAISHANBPO2 Holdings Limited

By:	/s/ Debao Wang
Name:	Debao Wang
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Debao Wang
Address:	1366 Zhongtianmen Dajie,
Xinghuo Science and Technology Park, High-tech Zone, Taian City,
Shandong Province, 27100
People’s Republic of China

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed and delivered as of the date first written above.

Mr. Guoan Xu

/s/ Guoan Xu

TAISHANBPO3 Holdings Limited

By:	/s/ Guoan Xu
Name:	Guoan Xu
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Guoan Xu
Address:	1366 Zhongtianmen Dajie,
Xinghuo Science and Technology Park, High-tech Zone, Taian City,
Shandong Province, 27100
People’s Republic of China

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed and delivered as of the date first written above.

Mr. Qingmao Zhang

/s/ Qingmao Zhang

TAISHANBPO4 Holdings Limited

By:	/s/ Qingmao Zhang
Name:	Qingmao Zhang
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Qingmao Zhang
Address:	No. 502, Unit 2, Building 3, Zhonglian, Section 2, East Area of Huanshan Community, Lixia District, Jinan City,
Shandong Province,
People’s Republic of China

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed and delivered as of the date first written above.

Mr. Long Lin

/s/ Long Lin

TAISHANBPO5 Holdings Limited

By:	/s/ Long Lin
Name:	Long Lin
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Long Lin
Address:	No. 503, Unit 3, Building 8, Youdian Xincun, Shizhong District, Jinan City,
Shandong Province,
People’s Republic of China

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed and delivered as of the date first written above.

Mr. Jishan Sun

/s/ Jishan Sun

TAISHANBPO6 Holdings Limited

By:	/s/ Jishan Sun
Name:	Jishan Sun
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Jishan Sun
Address:	Room 201, Unit 1, Building A11, No. 1373, Aolan Road, Jimo City,
Shandong Province，
People’s Republic of China

[Signature Page to Termination Agreement]